PROMISSORY NOTE

$46,000.00	July 26th 2016

FOR VALUE RECEIVED, the undersigned, Cyclone Power Technologies, Inc (the “Maker”), promises to pay to the order of Chad Tendrich (the “Holder”), in the manner hereinafter specified in this Note, the principal sum of forty-six thousand and 00/100 Dollars ($46,000) (the “Principal Amount”).

The Principal amount remaining outstanding under this Note, plus all accrued but unpaid interest shall be due and payable on January 26, 2017 (the “Maturity Date”) with an annual rate of 10.00%.

THIS NOTE IS PAYABLE IN FULL ON THE MATURITY DATE. AT MATURITY, THE MAKER MUST REPAY THE ENTIRE UNPAID PRINCIPAL AMOUNT OF THIS NOTE AND UNPAID INTEREST THEN DUE.

This note at the Makers discretion may convert the total unpaid principal amount of this note and unpaid interest then due with the issuance of 100,000,000 shares of Cyclone Power Technologies, Inc. stock.

This Note shall be repaid in lawful money of the United States of America at such place as may be designated by the Holder.

This Note may be prepaid without penalty at any time. This Note shall be construed and enforced according to the laws of the State of Florida.

If default be made in the payment of any sums mentioned in this Note, and shall continue for a period of ten (10) days after receipt by the Maker of written notice of such default, the entire unpaid Principal Amount shall at the option of the Holder of this Note become at once due and collectible without notice. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

Each person liable on this Note whether Maker or endorser, hereby waives presentment, protest, notice, notice of protest and notice of dishonor and agrees to pay all costs, including a reasonable attorney’s fee, whether suit be brought or not, if, after maturity of this Note or default hereunder, counsel shall be employed to collect this Note.

Maker:

By:
	Name:	Cyclone Power Technologies, Inc.
Acknowledged by Holder:

Chad Tendrich